UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

Item 1.02 Termination of a Material Definitive Agreement.
On August 21, 2008, Endocare, Inc. (the “Company”) entered into an Irrevocable Waiver and Termination Agreement (the “Termination Agreement”) with the Company’s former Chief Financial Officer, John V. Cracchiolo. Under the Termination Agreement, the Indemnification Agreement between the Company and Mr. Cracchiolo has been terminated effective August 29, 2008 in exchange for the Company’s waiver of certain severance and legal fee reimbursement rights. As a result of the Termination Agreement, the Company is no longer obligated to pay any future legal costs for Mr. Cracchiolo effective August 29, 2008.
The foregoing description of the Termination Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Irrevocable Waiver and Termination Agreement, dated August 21, 2008, by and between Endocare, Inc. and John V. Cracchiolo.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.

August 22, 2008	By:	/s/ Michael R. Rodriguez

Michael R. Rodriguez
Senior Vice President, Finance and
Chief Financial Officer

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